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                                                                    Exhibit 99.1


                                                                        Contact:
                                                                   Dick Kosmicki
                                                                    513-784-8014

                CYRUS F. FREIDHEIM, JR. ELECTED CHAIRMAN AND CEO
                     OF CHIQUITA BRANDS INTERNATIONAL, INC.

                      ROBERT W. FISHER APPOINTED ACTING COO

For Immediate Release

Cincinnati, March 20--Chiquita Brands International, Inc. (NYSE: CQB), the world's largest banana producer, announced today that Cyrus F. Freidheim, Jr., was elected chairman of the board and chief executive officer. Freidheim, 66, will retire as vice chairman of Booz Allen & Hamilton at the end of this month after 35 years of service with the firm.

Steven G. Warshaw, who successfully led the company through the difficult bankruptcy reorganization process, has resigned as president, chief executive officer and as a director of the company.

Robert W. Fisher, a Board member and former president of Dole Food Co., was named acting chief operating officer. Fisher, 64, also served as chief operating officer of The Noboa Group, the largest private banana company, and as president of Geest Banana Co.

Freidheim commended Warshaw for his dedicated work in helping put together a reorganization plan acceptable to the court and the creditors. "Steve provided leadership during the most difficult period in the company's history," Freidheim said. "We all wish Steve well in the next phase of his career.

"I consider it a privilege to head up one of the oldest and most distinguished companies in the United States. Chiquita is one of the most recognizable and successful brand names in the world and it has become synonymous with quality.

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"Thanks to the dedication and hard work of our loyal employees in North America,
Europe and Latin America, we have weathered the storm and have emerged intact from our Chapter 11 reorganization.

"Our focus in the weeks and months ahead will be rebuilding as we all work together to restore profitability, grow shareholder value and resume our position of leadership in the industry."

Freidheim said the board and the company's top managers would conduct an intensive top-to-bottom review of company operations over the next few months to determine the future course of Chiquita Brands.

Other board members besides Freidheim and Fisher include: Morten Arntzen, 46, chief executive officer for American Marine Advisors, a merchant banking company for global shipping; Jeffrey Benjamin, 40, managing director of investment banking firm Libra Securities LLC; Roderick Hills, 71, chairman of Hills Enterprises Ltd., an investment consulting firm, and former chairman of the Securities and Exchange Commission; and Carl H. Lindner, former chairman of the board of Chiquita Brands International.

Freidheim has over 35 years of business consulting experience with some of the world's leading corporations in 15 countries. His clients were spread across several industries including food, consumer products, and agribusiness. Freidheim has specialized in strategy and restructuring of global corporations, including playing a key role in devising and implementing the successful government-backed program to restore the Chrysler Corporation to profitability.

The new board also reaffirmed the Company's previous statements that the financial projections prepared last May in connection with its restructuring discussions and that were subsequently publicly disclosed in connection with the Chapter 11 process will not be updated and should not be regarded as the company's prediction of future performance. Principally due to seasonality and volatility inherent in its business, Chiquita will resume its prior practice of not publishing or publicly disclosing financial projections.

Chiquita Brands International, Inc., is a leading international marketer, producer and distributor of bananas and other quality fresh and processed foods sold under the Chiquita and other brand names. The Company is the U.S. leader of private label canned

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vegetables and has a growing export business. The diversified foods product line includes fruits and vegetable juices and beverages; processed bananas and other processed fruits and vegetables; fresh cut and ready-to-eat salads; and edible oil-based products.

This press release contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, including continued maintenance of the reforms agreed to by the U.S. and EU regarding the EU's banana import regime, the continuing availability of sufficient borrowing capacity or other financing to fund operations, capital spending and working capital requirements, the prices at which Chiquita can sell its products, the availability of and the costs at which it can purchase or grow fresh produce and other raw materials, currency exchange rate fluctuations, natural disasters and unusual weather conditions, operating efficiencies, labor relations, actions of governmental bodies, and other market and competitive conditions, many of which are beyond the control of Chiquita. The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward- looking statements, and the Company undertakes no obligation to update any such statements.

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